      MORGAN STANLEY INSTITUTIONAL FUND TRUST - ADVISORY MORTGAGE PORTFOLIO
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        OCTOBER 1, 2007 - MARCH 31, 2008

                                   OFFERING                     AMOUNT OF       % OF     % OF
              PURCHASE/              PRICE        TOTAL           SHARES      OFFERING   FUNDS
  SECURITY      TRADE     SIZE OF     OF        AMOUNT OF       PURCHASED    PURCHASED   TOTAL                    PURCHASED
  PURCHASED      DATE    OFFERING   SHARES       OFFERING        BY FUND      BY FUND   ASSETS      BROKERS         FROM
---------------------------------------------------------------------------------------------------------------------------
  Banc of                                                                                            Banc of
America Comm                                                                                         America
  Mtg 2007     11/09/07     --      $100.55  $817,600,000.00  27,825,000.00     3.40%    0.84%   Securities LLC,   Banc of
5.7451% due                                                                                     Lehman Brothers,   America
 2/10/2051                                                                                       Morgan Stanley